SLM Student Loan Trust 2003-6 Quarterly Servicing Report

Report Date: 2/28/2005       Reporting Period: 12/01/04-02/28/05

I.       Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$649,138,251.97	$(60,489,735.82)	$588,648,516.15
	ii	Interest to be Capitalized			10,406,870.19		10,055,497.93

	iii	Total Pool			$659,545,122.16		$598,704,014.08

	iv	Specified Reserve Account Balance			1,648,862.81		1,496,760.04

	v	Total Adjusted Pool			$661,193,984.97		$600,200,774.12

B	i	Weighted Average Coupon (WAC)			3.270%		3.270%
	ii	Weighted Average Remaining Term			122.44		120.75
	iii	Number of Loans			157,378		146,282
	iv	Number of Borrowers			92,100		86,203
	v	Aggregate Outstanding Principal Balance — T-Bill			$108,670,098.99		$98,168,599.10
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$550,875,023.17		$500,535,414.98

						% of		% of
	Notes			Spread	Balance 12/15/04	O/S Securities*	Balance 03/15/05	O/S Securities*

C	i	A-1 Notes	78442GGY6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGZ3	0.030%	98,138,984.97	14.843%	37,145,774.12	6.189%
	iii	A-3 Notes	78442GHA7	0.090%	177,000,000.00	26.770%	177,000,000.00	29.490%
	iv	A-4 Notes	78442GHB5	0.200%	355,597,000.00	53.781%	355,597,000.00	59.246%
	vi	B Notes	78442GHC3	0.530%	30,458,000.00	4.607%	30,458,000.00	5.075%

	vii	Total Notes			$661,193,984.97	100.000%	$600,200,774.12	100.000%

*Percentages may not total 100% due to rounding

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$1,648,862.81		$1,496,760.04
	iv	Reserve Account Floor Balance ($)			$1,005,203.00		$1,005,203.00
	v	Current Reserve Acct Balance ($)			$1,648,862.81		$1,496,760.04

	Capitalized Interest Account				12/15/2004		3/15/2005

E	i	Current Capitalized Interest Account Balance ($)			$—		$—

II. 2003-6     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$56,142,221.90
	ii	Principal Collections from Guarantor	6,581,494.88
	iii	Principal Reimbursements	46,794.23
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$62,770,511.01

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$7,275.31
	ii	Capitalized Interest	(2,288,050.50)

	iii	Total Non-Cash Principal Activity	$(2,280,775.19)

C	Total Student Loan Principal Activity		$60,489,735.82

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,881,885.85
	ii	Interest Claims Received from Guarantors	177,915.97
	iii	Collection Fees/Returned Items	23,740.18
	iv	Late Fee Reimbursements	98,838.05
	v	Interest Reimbursements	34,227.89
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,742,123.22
	viii	Subsidy Payments	1,195,517.06

	ix	Total Interest Collections	$5,154,248.22

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$192.08
	ii	Capitalized Interest	2,288,050.50

	iii	Total Non-Cash Interest Adjustments	$2,288,242.58

F	Total Student Loan Interest Activity		$7,442,490.80

G.	Non-Reimbursable Losses During Collection Period		$4,775.18

H.	Cumulative Non-Reimbursable Losses to Date		$211,723.82

III. 2003-6     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$12,338,472.25
	ii	Consolidation Principal Payments	50,385,244.53
	iii	Reimbursements by Seller	1,527.33
	iv	Borrower Benefits Reimbursed	25,759.50
	v	Reimbursements by Servicer	3,007.10
	vi	Re-purchased Principal	16,500.30

	vii	Total Principal Collections	$62,770,511.01

B	Interest Collections
	i	Interest Payments Received	$4,552,712.78
	ii	Consolidation Interest Payments	444,729.32
	iii	Reimbursements by Seller	44.76
	iv	Borrower Benefits Reimbursed	11,133.00
	v	Reimbursements by Servicer	21,912.12
	vi	Re-purchased Interest	1,138.01
	vii	Collection Fees/Returned Items	23,740.18
	viii	Late Fees	98,838.05

	ix	Total Interest Collections	$5,154,248.22

C	Other Reimbursements		$20,191.20

D	Reserves in Excess of the Requirement		$152,102.77

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts ( VI-D)		$240,128.81

H	Funds Released from Capitalized Interest Account		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$68,337,182.01

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(956,236.64)

J	NET AVAILABLE FUNDS		$67,380,945.37

K	Servicing Fees Due for Current Period		$454,514.41

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$474,514.41

IV. 2003-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.770%	2.770%	46,090	40,573	29.286%	27.736%	$214,515,943.38	$193,089,335.22	33.046%	32.802%

Grace
Current	2.770%	2.770%	8,985	8,939	5.709%	6.111%	$41,679,311.75	$32,917,918.13	6.421%	5.592%

TOTAL INTERIM	2.770%	2.770%	55,075	49,512	34.995%	33.847%	$256,195,255.13	$226,007,253.35	39.467%	38.394%
REPAYMENT
Active
Current	3.717%	3.762%	52,179	46,168	33.155%	31.561%	$203,467,177.90	$167,214,761.01	31.344%	28.407%
31-60 Days Delinquent	3.787%	3.664%	4,113	4,388	2.613%	3.000%	13,623,338.72	16,165,783.88	2.099%	2.746%
61-90 Days Delinquent	3.781%	3.590%	2,510	4,081	1.595%	2.790%	8,511,278.58	15,252,694.25	1.311%	2.591%
91-120 Days Delinquent	3.766%	3.723%	1,691	2,274	1.074%	1.555%	5,371,262.49	7,454,538.40	0.827%	1.266%
> 120 Days Delinquent	3.705%	3.742%	6,912	6,066	4.392%	4.147%	21,471,600.24	18,961,676.91	3.308%	3.221%

Deferment
Current	3.009%	2.982%	17,077	16,926	10.851%	11.571%	67,807,711.44	67,924,623.76	10.446%	11.539%

Forbearance
Current	3.702%	3.652%	16,123	15,745	10.245%	10.763%	67,357,858.31	66,517,501.51	10.377%	11.300%

TOTAL REPAYMENT	3.594%	3.581%	100,605	95,648	63.926%	65.386%	$387,610,227.68	$359,491,579.72	59.712%	61.071%
Claims in Process (1)	3.653%	3.746%	1,687	1,117	1.072%	0.764%	$5,312,053.29	$3,143,702.60	0.818%	0.534%
Aged Claims Rejected (2)	3.370%	3.669%	11	5	0.007%	0.003%	$20,715.87	$5,980.48	0.003%	0.001%
GRAND TOTAL	3.270%	3.270%	157,378	146,282	100.000%	100.000%	$649,138,251.97	$588,648,516.15	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*	Percentages may not total 100% due to rounding.

V.     2003-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.196%	82,490	$269,968,248.20	45.862%
- GSL — Unsubsidized	3.080%	54,293	253,235,216.12	43.020%
- PLUS Loans	4.228%	8,773	62,694,785.01	10.651%
- SLS Loans	5.469%	726	2,750,266.82	0.467%

- Total	3.270%	146,282	$588,648,516.15	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.247%	117,139	$518,103,948.95	88.016%
- Two Year	3.396%	21,703	52,237,865.79	8.874%
- Technical	3.574%	7,432	18,268,870.36	3.104%
- Other	4.474%	8	37,831.05	0.006%

- Total	3.270%	146,282	$588,648,516.15	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-6 Student Loan Rate Calculation and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period	$3,927,898.90
B Interest Subsidy Payments Accrued During Collection Period	1,016,697.33
C SAP Payments Accrued During Collection Period	2,095,809.16
D INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	240,128.81
E Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F Net Expected Interest Collections	$7,280,534.20

VII. 2003-6 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate
A Class A-1 Interest Rate	0.000000000	—	0.00000%
B Class A-2 Interest Rate	0.006300000	(12/15/04 — 03/15/05)	2.52000%
C Class A-3 Interest Rate	0.006450000	(12/15/04 — 03/15/05)	2.58000%
D Class A-4 Interest Rate	0.006725000	(12/15/04 — 03/15/05)	2.69000%
F Class B Interest Rate	0.007550000	(12/15/04 — 03/15/05)	3.02000%

VIII.     2003-6 Inputs From Original Data 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$649,138,251.97
	ii	Interest To Be Capitalized	10,406,870.19

	iii	Total Pool	$659,545,122.16
	iv	Specified Reserve Account Balance	1,648,862.81

	v	Total Adjusted Pool	$661,193,984.97

B	Total Note and Certificate Factor		0.65125902849
C	Total Note Balance		$661,193,984.97

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.3638820	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$98,138,984.97	$177,000,000.00	$355,597,000.00	$30,458,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,648,862.81
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$67,380,945.37	$67,380,945.37

B	Primary Servicing Fees-Current Month		$454,514.41	$66,926,430.96

C	Administration Fee		$20,000.00	$66,906,430.96

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$66,906,430.96
	ii	Class A-2	$618,275.61	$66,288,155.35
	iii	Class A-3	$1,141,650.00	$65,146,505.35
	iv	Class A-4	$2,391,389.83	$62,755,115.52
	vi	Class B	$229,957.90	$62,525,157.62

	vii	Total Noteholder’s Interest Distribution	$4,381,273.34
E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$62,525,157.62
	ii	Class A-2	$60,993,210.85	$1,531,946.77
	iii	Class A-3	$0.00	$1,531,946.77
	iv	Class A-4	$0.00	$1,531,946.77
	vi	Class B	$0.00	$1,531,946.77

	vii	Total Noteholder’s Principal Distribution	$60,993,210.85

F	Increase to the Specified Reserve Account Balance		$0.00	$1,531,946.77

G	Carryover Servicing Fees		$0.00	$1,531,946.77

H	Excess to Certificate Holder		$1,531,946.77	$0.00

X. 2003-6     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$618,275.61	$1,141,650.00	$2,391,389.83	$229,957.90
	ii	Quarterly Interest Paid			0.00	618,275.61	1,141,650.00	2,391,389.83	229,957.90

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$60,993,210.85	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	60,993,210.85	0.00	0.00	0.00
	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$61,611,486.46	$1,141,650.00	$2,391,389.83	$229,957.90

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$661,193,984.97
	ii	Adjusted Pool Balance 2/28/05			600,200,774.12

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)			$60,993,210.85

	iv	Adjusted Pool Balance 11/30/04			$661,193,984.97
	v	Adjusted Pool Balance 2/28/05			600,200,774.12

	vi	Current Principal Due (iv-v)			$60,993,210.85
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$60,993,210.85

	ix	Principal Distribution Amount Paid			$60,993,210.85
	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$60,993,210.85

D		Total Interest Distribution			4,381,273.34

E		Total Cash Distributions			$65,374,484.19

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GGY6	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000
	ii	A-2 Note Balance	78442GGZ3	$98,138,984.97	$37,145,774.12
		A-2 Note Pool Factor		0.3638820	0.1377300
	iii	A-3 Note Balance	78442GHA7	$177,000,000.00	$177,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000
	iv	A-4 Note Balance	78442GHB5	$355,597,000.00	$355,597,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000
	vi	B Note Balance	78442GHC3	$30,458,000.00	$30,458,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,648,862.81
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,648,862.81
	v	Required Reserve Account Balance			$1,496,760.04
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Collection Account			$152,102.77
	viii	Ending Reserve Account Balance			$1,496,760.04

XI.     2003-6     Historical Pool Information

			12/01/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04
Beginning Student Loan Portfolio Balance			$649,138,251.97	$709,066,768.01	$784,778,926.41	$813,521,103.52	$875,235,689.47

	Student Loan Principal Activity
	i	Regular Principal Collections	$56,142,221.90	$60,793,858.77	$73,795,505.45	$26,186,211.11	$60,697,983.74
	ii	Principal Collections from Guarantor	6,581,494.88	2,421,033.46	4,126,198.29	3,961,351.16	3,072,421.26
	iii	Principal Reimbursements	46,794.23	64,129.12	69,193.65	108,842.97	61,259.60
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$62,770,511.01	$63,279,021.35	$77,990,897.39	$30,256,405.24	$63,831,664.60
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$7,275.31	$40,469.42	$89,650.40	$67,617.58	$61,817.30
	ii	Capitalized Interest	(2,288,050.50)	(3,390,974.73)	(2,368,389.39)	(1,581,845.71)	(2,178,895.95)

	iii	Total Non-Cash Principal Activity	$(2,280,775.19)	$(3,350,505.31)	$(2,278,738.99)	$(1,514,228.13)	$(2,117,078.65)

(-)	Total Student Loan Principal Activity		$60,489,735.82	$59,928,516.04	$75,712,158.40	$28,742,177.11	$61,714,585.95

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,881,885.85	$2,315,271.41	$2,386,562.63	$1,940,165.54	$2,324,606.22
	ii	Interest Claims Received from Guarantors	177,915.97	76,591.08	158,481.37	154,318.82	113,036.15
	iii	Collection Fees/Returned Items	23,740.18	23,248.94	18,785.30	12,634.40	12,485.06
	iv	Late Fee Reimbursements	98,838.05	93,994.79	107,346.83	86,051.39	87,441.89
	v	Interest Reimbursements	34,227.89	33,067.67	206,308.28	237,933.62	7,535.18
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	1,742,123.22	1,043,939.79	266,339.13	36,075.92	54,259.27
	viii	Subsidy Payments	1,195,517.06	1,395,786.06	1,577,899.39	1,677,223.94	1,936,474.00

	ix	Total Interest Collections	$5,154,248.22	$4,981,899.74	$4,721,722.93	$4,144,403.63	$4,535,837.77

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$192.08	$65.41	$(1,029.47)	$(6,717.78)	$(393.92)
	ii	Capitalized Interest	2,288,050.50	3,390,974.73	2,368,389.39	1,581,845.71	2,178,895.95

	iii	Total Non-Cash Interest Adjustments	$2,288,242.58	$3,391,040.14	$2,367,359.92	$1,575,127.93	$2,178,502.03

	Total Student Loan Interest Activity		$7,442,490.80	$8,372,939.88	$7,089,082.85	$5,719,531.56	$6,714,339.80

(=)	Ending Student Loan Portfolio Balance		$588,648,516.15	$649,138,251.97	$709,066,768.01	$784,778,926.41	$813,521,103.52
(+)	Interest to be Capitalized		$10,055,497.93	$10,406,870.19	$12,033,416.08	$12,483,647.57	$11,542,135.61

(=)	TOTAL POOL		$598,704,014.08	$659,545,122.16	$721,100,184.09	$797,262,573.98	$825,063,239.13

(+)	Reserve Account Balance		$1,496,760.04	$1,648,862.81	$1,802,750.46	$1,993,156.43	$2,062,658.10

(=)	Total Adjusted Pool		$600,200,774.12	$661,193,984.97	$722,902,934.55	$799,255,730.41	$827,125,897.23

XII.      2003-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$948,086,849	15.31%
Dec-03	$886,384,775	18.40%
Mar-04	$825,063,239	19.56%
Jun-04	$797,262,574	17.25%
Sep-04	$721,100,184	19.78%
Dec-04	$659,545,122	20.87%
Mar-05	$598,704,014	21.80%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.